EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                          HCSB FINANCIAL CORPORATION


                                  ARTICLE ONE
                                     NAME

      The name of the corporation is HCSB Financial Corporation (the "Corporation").

                                  ARTICLE TWO
                         ADDRESS AND REGISTERED AGENT
                         ----------------------------

      The street address of the initial registered office of the Corporation shall be 5009 Broad Street, Loris, South Carolina 29569. The name of the Corporation's initial registered agent at such address shall be James R. Clarkson.

                                 ARTICLE THREE
                                CAPITALIZATION
                                --------------

      The Corporation shall have the authority, exercisable by its board of directors (the "Board of Directors"), to issue up to 10,000,000 shares of voting common stock, par value $.01 per share (the "Common Stock").

                                 ARTICLE FOUR
                               PREEMPTIVE RIGHTS
                               -----------------

      The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.

                                 ARTICLE FIVE
                          NO CUMULATIVE VOTING RIGHTS
                          ---------------------------

      The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).
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                                 ARTICLE SIX
                       LIMITATION ON DIRECTOR LIABILITY
                       --------------------------------

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

            (I) any breach of the director's duty of loyalty to the Corporation or its shareholders;

            (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

            (iii) liability imposed under Section 33-8-330 (or any successor provision or redesignation thereof) of the Act; and

            (iv) any transaction from which the director derived an improper personal benefit.

      If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

      Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                 ARTICLE SEVEN
                     CONSIDERATION OF OTHER CONSTITUENCIES
                     -------------------------------------

      In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.

                                 ARTICLE EIGHT
                   NAME AND ADDRESS OF THE SOLE INCORPORATOR
                   -----------------------------------------

      The sole incorporator is James R. Clarkson, whose address is 5009 Broad Street, Loris, South Carolina 29569.


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the date indicated below.


                                          ___________________________
                                          James R. Clarkson
                                          Sole Incorporator



                                          Date:  ____________, 1999

                                 CERTIFICATION
                                 -------------

      I, Daniel J. Fritz, an attorney licensed to practice in the State of South Carolina, certify that the Corporation has complied with the requirements of Chapter 2, Title 33 of the Code of Laws of South Carolina 1976, relating to the Articles of Incorporation.

Date:  ____________, 1999


                                    ____________________________________________
                                          (Signature)

                                    Nelson Mullins Riley & Scarborough, L.L.P.
                                    1330 Lady Street, Third Floor
                                    Keenan Building
                                    Columbia, South Carolina  29201